Exhibit 10.2

May 4, 2018

Stephen C. Jumper

508 West Wall, Suite 800

Midland, Texas 79701

Re: Amendment to February 15, 2016 Letter Agreement

Mr. Jumper:

Reference is made to the following:

•                  That certain Employment Agreement between Dawson Geophysical Company, a Texas corporation (formerly known as TGC Industries, Inc.) (the “Company”), and you (the “Executive” or “you”), dated as of October 8, 2014 and with an Effective Date of February 11, 2015 (the “Employment Agreement”); and

•                  That certain letter agreement (the “Legacy Letter”) between the Company and you, dated February 15, 2016 and effective as of February 11, 2016.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement, as amended hereby.

This letter agreement (this “Letter Agreement”) sets forth the Executive’s and the Company’s agreement concerning the amendment, effective as of May 1, 2018, of certain provisions of the Legacy Letter and the effect of such amendment with respect to the Employment Agreement as follows:

(1)              The Executive and the Company agree that effective as of May 1, 2018, the Executive’s Base Salary payable under the Employment Agreement shall be $600,000, which Base Salary shall be payable (to the extent earned) in accordance with the Company’s usual payroll practices and thereafter subject to annual review by the Company and adjustment in the Board’s sole discretion.

(2)              The Executive agrees that the terms of this Letter Agreement and its effects on the Executive’s compensation and benefits (including, but not limited to, any bonus or severance compensation and benefits) and/or the Company’s compliance with the Employment Agreement do not constitute “Good Reason” under the Employment Agreement and that the Executive waives any right to assert that the terms of this Letter Agreement constitute “Good Reason” for any purpose under the Employment Agreement.

This Letter Agreement embodies the entire agreement between the Company and the Executive with respect to the amendment of the Legacy Letter and the effect of such amendment with respect to the Employment Agreement.  In the event of any conflict or inconsistency between the provisions of the Employment Agreement or the Legacy Letter on the one hand and this Letter Agreement on the other hand, the provisions of this Letter Agreement shall prevail. Except as specifically modified and amended by this Letter Agreement, all of the terms, provisions, requirements and specifications contained in the Employment Agreement and the Legacy Letter remain in full force and effect.  This Letter Agreement may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS LETTER AGREEMENT, THE EMPLOYMENT AGREEMENT AND THE LEGACY LETTER, HAS HAD

THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THE EXECUTIVE’S CHOOSING TO THE EXTENT THE EXECUTIVE DESIRES LEGAL ADVICE REGARDING THE SAME, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS HEREIN (AND THE PROVISIONS OF THE LEGACY LETTER AS AMENDED BY THIS LETTER AGREEMENT AND THE EFFECT OF SUCH AMENDMENT WITH RESPECT TO THE EMPLOYMENT AGREEMENT).

THIS LETTER AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN CONFORMITY WITH THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  VENUE OF ANY LEGAL ACTION ARISING FROM OR RELATING TO THIS LETTER AGREEMENT SHALL BE IN MIDLAND COUNTY, TEXAS.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF SECTION 11 OF THE EMPLOYMENT AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT IN ALL RESPECTS.

Please sign in the space provided below to evidence your agreement with the terms of this Letter Agreement and acknowledgment that your obligations hereunder are valid, binding, and enforceable obligations.

DAWSON GEOPHYSICAL COMPANY

	By:	/s/ James Brata
	Name:	James Brata
	Title:	EVP and Chief Financial Officer

AGREED TO AND ACKNOWLEDGED:

/s/ Stephen C. Jumper
Name: Stephen C. Jumper
Title: President and Chief Executive Officer